INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a party other than the registrant ☐

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☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12

REGENT COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

April 12, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

Business items to be acted upon at the Annual Meeting are the election of nine directors to serve for a one-year term, the approval of the adoption of the Regent Communications, Inc. Employee Stock Purchase Plan, the approval of the adoption of the Regent Communications, Inc. Senior Management Bonus Plan and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy card in the postage prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy card to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

Sin	cerely,

Te	rry S. Jacobs
Chairman of the Board
and Chief Executive Officer

REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2002

The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

1.  A proposal to elect nine directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

2.  A proposal to approve the adoption of the Regent Communications, Inc. Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan is attached as Annex 1 to the enclosed Proxy Statement.

3.  A proposal to approve the adoption of the Regent Communications, Inc. Senior Management Bonus Plan. A copy of the Senior Management Bonus Plan is attached as Annex 2 to the enclosed Proxy Statement.

4.  Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Holders of record of the Company’s common stock at the close of business on March 29, 2002 are entitled to notice of and to vote at the Annual Meeting.

Enclosed with this Notice is a Proxy Statement, proxy card and the Company’s Annual Report for the year ended December 31, 2001.

By	Order of the Board of Directors:

Wi	lliam L. Stakelin
President and Secretary

April 12, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2002

The Board of Directors of Regent Communications, Inc. (“Regent” or “the Company”) is soliciting proxies from its stockholders for use at the Annual Meeting of Stockholders to be held on May 16, 2002 and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 12, 2002. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as March 29, 2002.

All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted “FOR” the director nominees named therein, “FOR” the adoption of the Regent Communications, Inc. Employee Stock Purchase Plan, “FOR” the adoption of the Regent Communications, Inc. Senior Management Bonus Plan and, in the proxyholders’ best judgment, on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or by delivering a duly executed proxy card bearing a later date.

The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy card, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.

The Annual Report for the year ended December 31, 2001, including financial statements, is being mailed with this Proxy Statement.

As of March 29, 2002, there were outstanding 36,027,323 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of members of the Board of Directors of the Company has been designated by the Board to be nine in accordance with the Company’s bylaws. At the Annual Meeting, nine directors will be elected and will hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated the nine incumbent directors for election by the stockholders at the Annual Meeting. All nine directors have agreed to serve if elected.

It is the intention of the persons named as proxy holders in the proxy card to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company’s bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

The holders of approximately 31% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders’ Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time by particular stockholders who are parties to the agreement) to the Board of Directors of the Company. Currently, the individuals so identified are Terry S. Jacobs, William L. Stakelin, William H. Ingram, Richard H. Patterson, Kenneth J. Hanau, William P. Sutter, Jr. and John H. Wyant. Accordingly, the voting agreements contained in the Stockholders’ Agreement will likely assure their election.

Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

The Board of Directors unanimously recommends that you vote “FOR” the election of the nine nominees for director.

Information Regarding Director Nominees

Terry S. Jacobs (Age 59)

Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company which he co-founded in 1993 under the name “Regent Communications, Inc.” (“Regent I”) and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company and of Capital Title Group, Inc.

William L. Stakelin (Age 59)

Mr. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately-held radio broadcast company which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Associated Press and the Radio Advertising Bureau.

Joel M. Fairman (Age 73)

Mr. Fairman has been a director of Regent since the Company’s merger with Faircom Inc. in June 1998, and held the title Vice Chairman of the Board of Directors from June 1998 through June 2001. Mr. Fairman founded and organized Faircom Inc. in April 1984 and was its chairman of the board, chief executive officer and treasurer from its inception to the date of the merger with Regent. Prior to 1984, he was an investment banking executive and a practicing attorney focusing on corporate transactions. Since March 2001, Mr. Fairman has been the chairman of North Shore Strategies Inc., a private corporation engaged in consulting in media and related business activities.

Kenneth J. Hanau (Age 36)

Mr. Hanau has served as a director of Regent since July 1999. He began with Weiss, Peck & Greer, L.L.C., an investment management firm, as an associate in August 1994, served as a vice president from January 1996 through December 1999, became a principal on January 1, 2000 and became a managing director on January 1, 2001. During portions of 1992 and 1994, he worked for Morgan Stanley & Co. in its mergers and acquisitions department. Mr. Hanau is a certified public accountant and began his career with Coopers & Lybrand. He also serves as a director of Lionheart Newspapers, Inc., Richelieu Foods, Inc., Shelter Distribution, Inc., and Village Voice Media, Inc.

William H. Ingram (Age 62)

Mr. Ingram has been a director of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications and entertainment industries. Mr. Ingram is also a manager of Waller-Sutton 2000, L.L.C., which serves as the general partner and manages the affairs of Waller-Sutton 2000 L.P., an investment partnership focused on media, telecommunications and related industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telecommunications and related industries. He is also a director of Access Television Network, Inc.

R. Glen Mayfield (Age 60)

Mr. Mayfield has served as a director of Regent since May 1997. From 1978 to 1997, he served as president of Mayfield & Robinson, Inc., a management and financial consulting firm in Cincinnati, Ohio, and from 1997 to the present, he has served as chairman of Mayfield & Robinson, Inc. Since August 1994, Mr. Mayfield has served as vice president and a director of Mayson, Inc., a corporation 50% owned by him, which serves as the general partner of River Cities Management Limited Partnership, the general partner of River Cities Capital Fund Limited Partnership, a stockholder of Regent.

Richard H. Patterson (Age 43)

Mr. Patterson has been a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group, Inc. since its formation in early 1997. Since April 2000 he has served as a managing member of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through January 1999, Mr. Patterson was a partner of Waller Capital Corporation, a privately-owned cable television brokerage firm. He also serves as a director of KMC Telecom, Inc. and a number of other privately-held companies.

William P. Sutter, Jr. (Age 44)

Mr. Sutter has served as a director of Regent since December 1999. He is currently an Adjunct Professor of Finance at Northwestern’s Kellogg Graduate School of Management and serves as an advisor to three private equity funds. From 1984 to 2001, he served as a vice president of Mesirow Financial Services, Inc., a Chicago-based financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent.

John H. Wyant (Age 55)

Mr. Wyant has been a member of the Board of Directors of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $600 million of committed capital for investment in privately-held high growth companies. Mr. Wyant is also a director of USinternetworking, Inc. and a number of privately-held companies.

There are no family relationships among any of the above named nominees for directors nor among any of the nominees and any executive officers of the Company.

Board of Directors and Committees

During the year ended December 31, 2001, the Board held four regularly scheduled meetings and 13 special telephonic meetings. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 2001. The Board of Directors has a standing audit committee and compensation committee as described below.

Audit Committee.    The Audit Committee currently consists of three directors, Messrs. Mayfield (Chairman), Ingram and Hanau, all of whom are independent as defined under the National Association of Securities Dealers listing standards. The Audit Committee reviews the financial statements of the Company, consults with the Company’s independent auditors and considers such other matters with respect to the internal and external audit of the affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. A copy of the Audit Committee’s charter is attached to this Proxy Statement as Annex 3. The Audit Committee held five meetings during 2001.

Compensation Committee.    The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Sutter and Patterson. The basic function of the Compensation Committee is to review salaries, bonuses and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors, as well as to determine stock option grants to executive officers and other key employees. The Compensation Committee held four meetings during 2001 and acted by unanimous written consent on one occasion.

Compensation of Directors

In 2001 and prior years, the Company’s directors did not receive cash compensation for their services as directors; however, each director was reimbursed for the reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof. Beginning in 2001, upon the stockholders’ approval of the 2001 Director Stock Option Plan at the Company’s 2001 Annual Meeting of Stockholders, the Company instituted grants of stock options to each of its non-management directors. In 2001, the Company granted 30,000 stock options to Mr. Mayfield, 25,000 stock options to each of Messrs. Wyant, Ingram and Patterson, 20,000 stock options to each of Messrs. Sutter and Hanau, and 10,000 stock options to Mr. Fairman under this plan. In 2002 and subsequent years, each continuing non-management director will receive 5,000 stock options for service as a director under this plan. Commencing in 2002, the Company also determined that each non-management director would receive a cash payment of $1,000 per month.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2001, the Compensation Committee consisted of three members, Messrs. Wyant, Patterson and Sutter. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Wyant, Patterson or Sutter. The Company is a party to the two agreements described below, which agreements provide certain voting and registration rights to entities affiliated with Messrs. Wyant and Patterson.

Series F Convertible Preferred Stock Purchase Agreement.    Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors, executive officers, and stockholders of Waller-Sutton Management Group, Inc.

Registration Rights Agreement.    The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Waller-Sutton Media Partners, L.P., William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P., River Cities Capital Fund Limited Partnership, and affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or by parties to the agreement who hold at least 10% of the Company’s outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent’s equity securities.

PROPOSAL 2

APPROVAL OF THE REGENT COMMUNICATIONS, INC.
EMPLOYEE STOCK PURCHASE PLAN

On December 5, 2001 the Board of Directors adopted the Regent Communications, Inc. Employee Stock Purchase Plan, subject to stockholder approval. The Employee Stock Purchase Plan is intended to provide an incentive to eligible employees of Regent Communications, Inc. and its subsidiaries to have a greater interest in Regent’s growth by providing them with the opportunity to purchase shares of Regent’s common stock at a favorable price by means of payroll deductions. The Compensation Committee of the Board of Directors administers the Employee Stock Purchase Plan.

Number of Shares

The Employee Stock Purchase Plan authorizes the issuance of up to 500,000 shares of common stock pursuant to purchases under the plan. Such shares may consist, either in whole or in part, of Regent’s authorized but unissued common stock, shares of Regent’s common stock held in Regent’s treasury or shares of Regent’s authorized and issued common stock reacquired by Regent through purchases in the open market or otherwise, as may from time to time be determined by the Board. Regent anticipates that in most cases shares of common stock acquired by employees under the Employee Stock Purchase Plan will be purchased directly from Regent. In the event such shares would be purchased on the open market, Regent will bear all brokerage costs and will pay any difference between the actual stock purchase price and the amount paid by employees under the Employee Stock Purchase Plan.

If the number of shares of Regent’s common stock outstanding is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Regent or of another corporation such that an adjustment is determined, by the Committee in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Stock

Purchase Plan, the number of shares that may be purchased in offerings under the plan, or any potential increase thereto, shall be increased or decreased proportionately, as the case may be, and the Compensation Committee shall make the appropriate adjustment in the number and kind and price of shares subject to offerings then outstanding and unexercised.

Eligibility to Participate

Each employee whose customary employment is expected to be more than 20 hours per week and more than five months per calendar year will be eligible to participate in offerings under the Employee Stock Purchase Plan that commence after the date on which he or she meets these requirements. However, an employee may not participate in an offering if either:

•
prior to the offering, the employee owns stock, and/or holds outstanding options to purchase stock, that represents 5% or more of the total combined voting power or value of all classes of stock of Regent; or

•
immediately after purchasing common stock in such offering, the employee would own stock, and/or hold outstanding options to purchase stock, that represents 5% or more of the total combined voting power or value of all classes of stock of Regent.

Approximately 504 employees were eligible to participate in the Employee Stock Purchase Plan as of January 1, 2002.

Material Features of the Employee Stock Purchase Plan

The complete text of the Employee Stock Purchase Plan is attached as Annex 1 to this Proxy Statement. Set forth below is a summary of certain important features of the plan, which summary is qualified in its entirety by reference to Annex 1.

The Plan.    The Employee Stock Purchase Plan authorizes the purchase of shares of Regent’s common stock by eligible participating employees during semi-annual offering periods. The purchase price for these shares shall be paid by the employee through automatic payroll deductions during the offering period.

The first offering period under the Employee Stock Purchase Plan began on January 1, 2002 and will terminate on June 30, 2002, provided that the plan is approved and adopted by the holders of a majority of the shares of outstanding stock of Regent entitled to vote thereon at the Annual Meeting. If the Employee Stock Purchase Plan is not approved and adopted by the stockholders of Regent, the plan will be null and void and all payroll deduction funds in each participant’s account shall be returned to such participant. If the Employee Stock Purchase Plan is approved and adopted, a new offering period will begin on each July 1 and January 1 and end on each December 31 and June 30 thereafter until the plan is terminated or no additional shares of common stock are available for purchase under the plan.

Purchase Price.    The purchase price for each share of common stock purchased under the Employee Stock Purchase Plan will be the lesser of 90% (which percentage may be changed in the future by the Committee to any value between 85% and 90%) of (a) the Fair Market Value of the common stock on the first trading day of the offering period, or (b) the Fair Market Value of the common stock on the last trading day of the offering period.

For purposes of the Employee Stock Purchase Plan, “Fair Market Value” means the last quoted sales price of the common stock, or if no sales price is available, the average of the reported high bid and low asked prices, on the Nasdaq National Market and if the common stock is not then listed on the Nasdaq National Market, then on (a) the New York Stock Exchange, or (b) if the common stock is not listed or admitted to trading on such exchange, on the principal national stock exchange on which the stock is then listed or admitted to trading, or (c) if not listed or admitted to trading on any national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System, or (d) if not listed or admitted to trading on any national stock exchange or reported by Nasdaq, then the Fair Market Value will be determined by the Compensation Committee.

Payroll Deductions.    Each employee who elects to participate in an offering shall agree to have deductions made by Regent from his or her compensation by filing a payroll deduction authorization with Regent on or before the election date specified by the administrator for the offering. A participant may elect to have deductions made from his or her compensation in an amount equal to a whole percentage of his or her compensation from 1% to 10%.

Purchase of Shares.    Unless the participant withdraws from an offering before the close of the offering period, a participant’s election to purchase common stock shall be exercised automatically on the last day of the offering period. The number of whole shares of common stock purchased by a participant upon exercise shall be equal to: (1) the balance of the participant’s account as of the last day of the offering period, (2) divided by the purchase price per share of common stock. However, a participant may not purchase common stock under the Employee Stock Purchase Plan, and all other employee stock purchase plans of Regent, in excess of $25,000 of Fair Market Value of common stock for any calendar year in which such right to purchase common stock is outstanding. Also, the maximum number of shares of common stock that a participant may purchase in an offering is limited to that number of shares of common stock determined by dividing (a) 10% of such participant’s base pay for the offering period, by (b) the Fair Market Value on the first day of the offering period.

Regent has the right to require payment from a participant to cover applicable withholding taxes as a prerequisite to Regent’s obligation to deliver shares of common stock purchased in an offering under the Employee Stock Purchase Plan.

Any balance remaining in a participant’s account after the purchase of common stock at the end of any offering period shall be carried forward and applied to the next offering, unless such participant elects to not participate in such offering, in which case the balance remaining in such participant’s account will be paid to the participant.

Withdrawal.    An employee will withdraw from an offering on the earliest to occur of the following events:

•	the date on which he or she ceases to be eligible to participate in the Employee Stock Purchase Plan;

•	the date on which the employee’s employment with Regent is terminated for any reason other than death; and

•
the date on which the employee withdraws his or her payroll deductions by providing notice of withdrawal to the administrator in the form and manner and within the time period determined by the administrator.

A participant who has not terminated his or her employment but ceases for any reason to receive a regular payroll check from the Company (including during an approved leave of absence), shall be deemed, for purposes of the Employee Stock Purchase Plan, to have withdrawn from the offering as of the first day immediately following the last day of the last payroll period for which such participant will receive a regular payroll check.

Upon withdrawal, Regent will cease making payroll deductions from the participant’s compensation and will pay the participant the amount credited to his or her account as soon as administratively practicable. A participant who withdraws from an offering may not again participate in that offering, but a participant’s withdrawal from any offering will not have any effect upon his eligibility to participate in any succeeding offering or in any similar plan adopted by Regent.

Death.    In the event that a participant dies before the close of an offering, his or her beneficiary shall have the right to elect:

•	to withdraw from the offering and receive payment of the amount credited to the participant’s accounts; or

•	to continue to participate in the offering and purchase shares with the amount credited to the participant’s account as of the date of the death.

In the event that proper notice is not timely received, the beneficiary shall automatically be deemed to have elected to continue to participate in the offering.

Limits on Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an election to purchase common stock under the Employee Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that Regent may treat such as an election to withdraw from an offering.

No Forfeiture.    Plan participants are immediately vested in all shares of common stock purchased for their account. The Employee Stock Purchase Plan does not provide any event that could result in a forfeiture to any participant. No charges other than taxes are to be made against any participant’s account. As provided by law, liens may be created on funds or property held under the Employee Stock Purchase Plan.

Amendment and Discontinuance.    The Board of Directors or the Compensation Committee may amend, modify, or terminate the Employee Stock Purchase Plan; provided, however, that no such action of the Board or the Compensation Committee, without approval of the stockholders of Regent, may (a) increase the total amount of common stock which may be offered under the Plan (except for adjustments resulting from a change in capitalization of Regent as described above), (b) withdraw the administration of the plan from the Compensation Committee, (c) permit any person, while a member of the Compensation Committee, to be eligible to participate in the plan, (d) change the class of persons eligible to participate in the plan, or (e) modify the plan in such a way as would require stockholder approval under any applicable law, the Internal Revenue Code, the insider trading rules of Section 16 of the Securities Exchange Act of 1934, the rules or regulations of any national securities exchange or system on which the common stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Upon termination of the Employee Stock Purchase Plan, the balance of each participant’s account shall be promptly paid to such participant.

Federal Income Tax Consequences

Under Section 423(a) of the Internal Revenue Code, the transfer of a share of common stock to an employee pursuant to the Employee Stock Purchase Plan will generally be entitled to the benefits of Section 421(a) of the Internal Revenue Code. Under that Section, an employee will not be required to recognize income at the time the common stock is purchased. Since the purchase price applicable to any offering made under the Employee Stock Purchase Plan will be less than the fair market value of the common stock on the first day of the offering period, if the holding periods described below are met, upon the disposition of such common stock by the employee (or in the event of the death of the employee while owning such common stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (1) the excess of the fair market value of the common stock at the time of such disposition or death over the amount paid for the common stock; or (2) the excess of the fair market value of the common stock on the date the option was granted over an amount equal to 90% (or whatever percentage set by the Committee) of the fair market value of the common stock on the first day of the offering period. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. Regent will not be entitled to any deduction with respect to the Employee Stock Purchase Plan, except in connection with a disqualifying disposition as discussed below.

In order for an employee to receive the favorable tax treatment provided in Section 421(a), Section 423(a) requires that the employee make no disposition of the common stock within two years from the first day of the offering period nor within one year from the last day of the offering period (the day the common stock was purchased for the employee). If an employee disposes of common stock acquired pursuant to the Employee Stock Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the disposition, ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date the common stock was purchased (i.e., the last day of the offering period) over the purchase price. The amount recognized as ordinary income will increase the employee’s basis in such shares. Any gain or loss resulting from the disposition (i.e., the difference between the amount received by the employee and the employee’s basis in the transferred shares) will be taxed as capital gain or loss. At the time of the disposition, Regent would be allowed a deduction equal to the amount included in the employee’s income as ordinary compensation income.

Shares to be Purchased under the Employee Stock Purchase Plan

Subject to stockholder approval of the Employee Stock Purchase Plan, Regent has conditionally accepted payroll deduction authorizations from participants which, if continued for the entire offering period ending June 30, 2002, would purchase an aggregate of approximately 12,548 shares of common stock based upon a stock price of $6.14 per share. As described above, the exercise price of these options will be the lower of $6.14 (i.e., 90% of $6.82, the closing sale price on the first trading day of the offering period, January 2, 2002) or 90% of the closing sale price of Regent’s common stock as reported on the Nasdaq National Market on June 28, 2002 (the last trading day of the offering period). The last reported sale price of Regent’s common stock on The Nasdaq National Market through March 29, 2002 was $8.24.

The following table sets forth the number of shares that conditionally could be purchased under the Employee Stock Purchase Plan by the named executives, all executive officers of Regent as a group, and all employees other than executive officers as a group in the offering period ending on June 30, 2002, assuming none of these participants withdraw from this offering. Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

New Plan Benefits
Employee Stock Purchase Plan

Name and Principal Position	Number of Shares	Dollar Value($)(a)
Terry S. Jacobs	3,336	2,268
Chairman and Chief
Executive Officer

William L. Stakelin	1,511	1,028
President and Chief
Operating Officer

Fred L. Murr	0	0
Senior Vice President,
Operations

Anthony A. Vasconcellos	208	142
Senior Vice President
and Chief Financial Officer

Executive Group (4 persons)	5,055	3,438

Non-Executive Officer Employee Group (41 participating employees)	7,493	5,095

(a)
Computed as the difference between $6.82, the last reported sale price on the first business day of the offering period, and $6.14, the discounted stock price, times the number of shares. If the market value of the common stock is greater than $6.82 on the exercise date, the value to the Plan participants will increase accordingly.

Plan benefits after the first offering period are dependent on the participants’ withdrawal authorizations and the trading prices of Regent’s common stock.

The proposal to adopt the Employee Stock Purchase Plan in the form attached to this Proxy Statement as Annex 1 will be submitted to the stockholders for adoption at the Annual Meeting. Adoption of this proposal requires an affirmative vote by the holders of a majority of the shares of outstanding common stock entitled to vote thereon. Proxies received by Regent and not revoked prior to or at the Annual Meeting will be voted “FOR” Proposal No. 2 and the adoption of the Employee Stock Purchase Plan. A failure to vote, abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 2.

The Board of Directors has adopted the Employee Stock Purchase Plan and recommends that the stockholders vote “FOR” Proposal No. 2.

PROPOSAL 3

APPROVAL OF THE REGENT COMMUNICATIONS, INC.
SENIOR MANAGEMENT BONUS PLAN

Effective as of January 1, 2002, the Board of Directors adopted the Regent Communications, Inc. Senior Management Bonus Plan. The Senior Management Bonus Plan is intended to promote the success of the Company and its subsidiaries by providing bonuses to members of the Company’s senior management team based on the Company’s financial performance and the individual performance of eligible senior management employees. By paying such bonuses, when earned, in both cash and equity based incentives such as shares of common stock and phantom stock units, the Senior Management Bonus Plan will align more strongly the personal financial interests of senior management to the long-term financial success of the Company and to growth in stockholder value. The plan is designed to provide the Company with flexibility to motivate and retain the services of those key senior management employees whose efforts will directly impact the success of the Company. The Compensation Committee of the Board of Directors administers the plan.

Beginning in 2001, the Board of Directors and the Compensation Committee determined that it would be in the best interests of the Company and its stockholders to pay bonuses to the Company’s senior managers, partly in cash and partly in stock. In 2001, the Company paid an aggregate of 19,005 shares of Company common stock to the Company’s four executive officers as bonus compensation in recognition of their important contributions to the Company during fiscal year 2000. The Compensation Committee believes that using shares of the Company’s stock as a portion of the bonus compensation is highly motivating to the Company’s senior management employees and desires to continue that practice for the foreseeable future. The Compensation Committee also determined that it would be appropriate to formalize this practice by preparing and adopting the Regent Communications, Inc. Senior Management Bonus Plan to govern the terms of future grants.

Applicable Nasdaq rules limit the maximum number of shares that can be issued to executive officers and directors of the Company without obtaining stockholder approval to 25,000 shares. Accordingly, the Compensation Committee could not award additional stock bonuses to the Company’s executive officers for their 2001 performance prior to the approval of the Senior Management Bonus Plan by the Company’s stockholders. In order to meet the Company’s objectives of motivating its executive officers and aligning their financial interests directly with the financial interests of the Company’s stockholders, in January 2002, the Compensation Committee granted phantom stock units, rather than shares of stock, to the executive officers as partial payment of their performance bonuses earned during 2001. See “EXECUTIVE COMPENSATION—Summary Compensation Table.” Those phantom stock units are payable to the executive officers at maturity on January 30, 2003. If the Company’s stockholders approve the Senior Management Bonus Plan at the Annual Meeting, then the Company may elect to either pay the value of the phantom stock units in cash (based upon the value of the Company’s common stock as of January 30, 2003), in shares of Company common stock, or partly in cash and partly in stock. If the Company’s stockholders do not approve the Senior Management Bonus Plan, then the Company will be required to pay in cash the value of the phantom stock units at maturity.

The Company anticipates that the stock portion of bonuses in the future will be in the form of stock grants rather than phantom stock units. However, the Senior Management Bonus Plan contemplates and permits awards of both shares of stock and phantom stock units so as to provide the Committee with flexibility to best meet the needs of the Company.

Number of Shares

The Senior Management Bonus Plan authorizes the issuance of up to 250,000 shares of common stock pursuant to the plan. Such shares may consist, either in whole or in part, of Regent’s authorized but unissued common stock, shares of Regent’s common stock held in Regent’s treasury or shares of Regent’s authorized and issued common stock reacquired by Regent through purchases in the open market or otherwise, as may from time to time be determined by the Board.

If the number of shares of Regent’s common stock outstanding is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Regent or of another corporation such that an adjustment is determined, by the Committee in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Senior Management Bonus Plan, the number of shares that may be awarded under the plan, or any potential increase thereto, shall be increased or decreased proportionately, as the case may be, and the Committee shall make the appropriate adjustment in the number and kind and price of shares subject to any phantom stock units then outstanding but not yet matured.

Eligibility to Participate

Only the Company’s executive officers and the key senior managers of the Company and its subsidiaries will be eligible to participate in the Senior Management Bonus Plan. The Compensation Committee will determine the employees who are eligible to participate in this plan from time to time. Only the Company’s four senior executive officers were deemed eligible to participate in the Senior Management Bonus Plan as of January 1, 2002.

Material Features of the Senior Management Bonus Plan

The complete text of the Senior Management Bonus Plan is attached as Annex 2 to this Proxy Statement. Set forth below is a summary of certain important features of the plan, which summary is qualified in its entirety by reference to Annex 2.

The Plan.    The Senior Management Bonus Plan authorizes the award of annual performance bonuses to senior management employees of the Company and its subsidiaries. Bonuses may be paid partly in cash and partly in shares of common stock or phantom stock units. In general, it is expected that 70% of any bonus awards would be paid in cash, but the Compensation Committee may adjust those percentages in a given year, as it deems appropriate. Bonuses awarded to the Company’s executive officers in 2002 relating to their performance in 2001 were paid 40% in cash and 60% in phantom stock units.

Fair Market Value.    Shares of common stock issued under the Senior Management Bonus Plan will be valued at fair market value. “Fair market value” is defined as the average of the high and low sales price as of the date of grant on the primary stock market where the Company’s common stock then trades. The number of phantom stock units awarded in any year will also be based on fair market value and, if payable in cash at maturity, will be converted into the cash equivalent based on the fair market value as of the date of maturity. If payable in shares of common stock, each phantom stock unit will be converted into one share of common stock.

Vesting.    All awards of common stock and phantom stock units will vest in full upon the date of grant. The awards are not subject to forfeiture in the event that the participant’s employment with the Company would terminate.

Amendment and Discontinuance.    The Board of Directors or the Committee may amend, modify, or terminate the Senior Management Bonus Plan. No such change may in any manner adversely affect any bonus previously granted by the Company without the written consent of the participant. Stockholder approval will be required in order to increase the number of shares of common stock that could be awarded under this plan.

Federal Income Tax Consequences

Bonus awards to eligible employees in the form of cash or stock generally will be considered compensation taxable to the recipient as ordinary income compensation based on the value of the bonus at the time of award. The recipient will be taxed on the value of phantom stock awards at the time of maturity. Any additional gain or any loss resulting from the subsequent disposition of shares of common stock will be taxed as capital gain or loss. Regent will be entitled to income tax deductions with respect to bonuses awarded under the Senior Management Bonus Plan at the time of the inclusion in income by the recipient.

Shares/Units to be Awarded under the Senior Management Bonus Plan

Regent has awarded 28,062 phantom stock units to its senior management employees under the Senior Management Bonus Plan. If the Senior Management Bonus Plan is approved by the Company’s stockholders, the Company will have the ability to pay those phantom stock units upon maturity on January 30, 2003 in shares of the Company’s common stock, in cash or in a combination of stock and cash. If stockholder approval is not obtained, then the Company must pay the phantom stock units in cash upon maturity at a value equal to the fair market value (as defined above) of the shares on the maturity date.

The following table sets forth the number of shares which conditionally could be issued under the Senior Management Bonus Plan by the named executives, all executive officers of Regent as a group, and all employees other than executive officers as a group, based on the awards made pursuant to the Plan to date.

New Plan Benefits
Senior Management Bonus Plan

Name and Principal Position	Number of Shares Represented by Phantom Units	Dollar Value ($)(a)
Terry S. Jacobs	9,194	57,600
Chairman and Chief Executive Officer

William L. Stakelin	8,332	52,200
President and Chief Operating Officer

Fred L. Murr	4,789	30,000
Senior Vice President, Operations

Anthony A. Vasconcellos	5,747	36,000
Senior Vice President and Chief Financial Officer

Executive Group (4 persons)	28,062	175,800

Non-Executive Officer	0	0
Employee Group
(0 participating employees)

(a)
Computed based on a fair market value per share of Company common stock of $6.265, the average of the high and low sales prices on January 30, 2002 on the Nasdaq National Market. If the fair market value of the common stock is greater or lesser than $6.265 on the maturity date, the value to the Plan participants will increase or decrease accordingly.

The proposal to adopt the Senior Management Bonus Plan in the form attached to this Proxy Statement as Annex 2 will be submitted to the stockholders for adoption at the Annual Meeting. Adoption of this proposal requires an affirmative vote by the holders of a majority of the shares of outstanding common stock present, in person or by proxy, at the Annual Meeting entitled to vote in the election of directors. Proxies received by Regent and not revoked prior to or at the Annual Meeting will be voted “FOR” Proposal No. 3 and the adoption of the Senior Management Bonus Plan. Abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 3.

The Board of Directors has adopted the Senior Management Bonus Plan and recommends that the stockholders vote “FOR” Proposal No. 3.

EXECUTIVE OFFICERS

The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position
Terry S. Jacobs	59	Chairman of the Board, Chief Executive Officer, Treasurer
William L. Stakelin	59	President, Chief Operating Officer, Secretary
Fred L. Murr	54	Senior Vice President, Operations
Anthony A. Vasconcellos	37	Senior Vice President and Chief Financial Officer

Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs and Stakelin is set forth above under the caption “ELECTION OF DIRECTORS— Information Regarding Director Nominees.”

Fred L. Murr has been employed by Regent as Senior Vice President, Operations since August 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio Ltd. when that company was formed by Mr. Stakelin in 1988, serving in the capacity as vice president/general manager of KUDL/KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and became vice president/general manager of a five-station group in Las Vegas, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer and became Senior Vice President in December 2000. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. In October 1991, he joined LensCrafters, Inc., an optical company which by 1998 had 800 retail stores and $1.2 billion in revenues. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters. Mr. Vasconcellos is currently a member of the Board of Directors of the Broadcast Cable Financial Management Association, an organization which is composed of and represents financial professionals in the industry.

EXECUTIVE COMPENSATION

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and each of the Company’s other three most highly compensated executive officers (the “named executives”) during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Annual Compensation			Long-Term Compensation
	Year	Salary ($)(a)	Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($)(e)
Terry S. Jacobs	2001	320,000	96,000	(b)	125,000	(d)	5,100
Chairman and Chief Executive Officer	2000 1999	280,000 253,385	134,616 50,000	(c)	— 125,089	(d)	— —

William L. Stakelin	2001	290,000	87,000	(b)	100,000	(d)	5,100
President and Chief Operating Officer	2000 1999	250,000 228,046	120,174 50,000	(c)	— 125,089	(d)	— —

Fred L. Murr	2001	200,000	50,000	(b)	75,000	(d)	5,100
Senior Vice President, Operations	2000 1999	175,000 120,000	84,157 —	(c)	— 25,000	(d)	— —

Anthony A. Vasconcellos	2001	200,000	60,000	(b)	100,000	(d)	3,605
Senior Vice President and Chief Financial Officer	2000 1999	150,000 107,692	72,142 50,000	(c)	— 25,000	(d)	— —

(a)	Includes amounts deferred at the election of the recipient under the Company’s 401(k) plan.
(b)
The bonuses paid to the Company’s executive officers for 2001 performance were paid 40% in cash and 60% in units of phantom stock, payable in cash or stock on January 30, 2003. The value of each phantom stock unit was determined to be $6.265, the average of the high and low sale prices for a share of Company common stock on January 30, 2002. Based on such value, Mr. Jacobs received 9,194 units ($57,600), Mr. Stakelin received 8,332 units ($52,200), Mr. Murr received 4,789 units ($30,000) and Mr. Vasconcellos received 5,747 units ($36,000).

(c)
The bonuses paid to the Company’s executive officers for 2000 performance were paid 50% in cash and 50% in shares of Company common stock. The value of each share of stock was determined to be $7.469, based on the average of the high and low sales prices for a share of Company common stock on February 12, 2001. Based on such value and after the Company’s withholding of such number of shares of bonus stock to cover the executive officer’s tax liability, Mr. Jacobs received 6,190 shares, Mr. Stakelin received 5,525 shares, Mr. Murr received 3,925 shares, and Mr. Vasconcellos received 3,365 shares.

(d)	Represents the number of shares of the Company’s common stock issuable upon exercise of options granted to the named executive under the Company’s 1998 Management Stock Option Plan.
(e)
Represents amount payable to each executive officer pursuant to the Company’s matching contributions to its 401(k) retirement plan. Because the full amount of the match could not be contributed to the participant’s 401(k) account in 2001 due to Internal Revenue Code limitations, the Company contributed $623 in shares of the Company’s common stock to the participant’s 401(k) account and paid the balance in cash directly to the participant.

Stock Options

The following table sets forth information concerning individual grants of options to purchase the Company’s common stock made to the Company’s executive officers in 2001:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Shares Underlying Options Granted(a)	Percent of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(b)
					5%($)	10%($)
Terry S. Jacobs	125,000	24.14%	7.76	5/18/11	610,000	1,546,250
William L. Stakelin	100,000	19.31%	7.76	5/18/11	488,000	1,237,000
Fred L. Murr	75,000	14.49%	7.76	5/18/11	366,000	927,750
Anthony A. Vasconcellos	100,000	19.31%	7.76	5/18/11	488,000	1,237,000

(a)
All such options were granted May 18, 2001 under the Company’s 1998 Management Stock Option Plan. All options vest 20% on each anniversary of the grant date and are exercisable in full after the end of five years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(b)
Calculated based upon assumed stock prices for the Company’s common stock of $12.64 and $20.13, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the option grant and the difference between the assumed stock price and the exercise price of each option.

The Company’s executive officers did not exercise any stock options during 2001. The following table sets forth certain information regarding potential future individual exercises of stock options by each executive officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at 12/31/01		Value of Unexercised In-the-Money Options at 12/31/01(a)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Terry S. Jacobs	0	0	542,304	316,029	949,032	334,301
William L. Stakelin	0	0	542,304	291,029	949,032	334,301
Fred L. Murr	0	0	25,000	100,000	43,750	43,750
Anthony A. Vasconcellos	0	0	25,000	125,000	38,750	36,250

(a)
The value of unexercised options is calculated by determining the difference between $6.75 per share, the last reported sale price of a share of the Company’s common stock through December 31, 2001, and the exercise price of the option, multiplied by the number of shares subject to the option.

Compensation Committee Report

The primary function of the Compensation Committee, which consists entirely of non-employee directors, is to oversee policies relating to executive compensation, including salary, incentive bonuses, fringe benefits and stock option awards. Its goals are for the Company’s compensation program to provide strong incentives to senior management to pursue actions that will directly benefit the Company and its stockholders. The principles underlying the Company’s executive compensation program are:

•	the Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

•	executive compensation in excess of base salaries should be tied to the performance of the Company and the individual executive; and

•	the financial interests of the executives should be aligned with the financial interests of the stockholders.

The Company’s compensation package for its executive officers has three basic components: base salary, annual performance-based bonuses (payable partly in cash and partly in equity based incentives) and stock option grants. With the exception of the base salaries of the Company’s Chief Executive Officer and Chief Operating Officer, which are provided for in their employment agreements with the Company, executive base salary levels and annual bonuses are established by recommendation of the Compensation Committee and approved by the full Board. The Compensation Committee awards stock option grants under the 1998 Management Stock Option Plan.

The Compensation Committee annually reviews the compensation of each executive officer. It is the Compensation Committee’s policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable to Regent in terms of assets, net worth, revenue, operating cash flow and/or earnings per share. The Compensation Committee reviews such information as may be acquired from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such companies include but are not limited necessarily to other radio broadcasting companies. The Committee’s primary objective is to recommend to the Board of Directors executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each officer’s position and competitive with comparable companies so that the Company can attract and retain qualified individuals in a competitive market.

In addition to base salaries, the Compensation Committee also considers whether the performance of the Company’s executive officers merits additional bonus compensation for the fiscal year most recently completed. Under the Company’s Senior Management Bonus Plan, the ability of each executive officer to earn bonus compensation is based one half upon the Company’s financial performance and one half upon the executive officer’s individual performance as determined in the Compensation Committee’s judgment. If such objectives are attained in full, the maximum bonus that any executive officer could earn under the plan would be equal to 60% of his base salary, or such lesser percentage as the Compensation Committee might establish for each such officer individually. The Compensation Committee has also determined that any such bonuses earned by executive officers should be paid partly in Company common stock to further align the interests of senior management with those of the Company’s stockholders. The Compensation Committee generally believes that executive officer bonuses under the plan should be paid 70% in cash and 30% in stock, subject to the Committee’s discretion to adjust such percentages from time to time to satisfy the best interests of the Company and its stockholders. In the event that the executive officer would exceed the financial performance targets established for him under the plan, the Committee further may exercise its discretion to award an additional cash bonus in a given year.

Stock option grants are designed to encourage the Company’s executives and other key employees to remain employed by the Company and to contribute to the Company’s overall performance and, thus, the performance of the Company’s common stock in the market. Generally, annual option grants are intended to reflect the executive’s attainment of Company and personal goals. Historically, the Compensation Committee has awarded stock options near the time of the Company’s annual meeting of stockholders, but based largely on the individual performance of the executive officer for the fiscal year most recently completed. Beginning in 2002, the Compensation Committee has determined that stock option awards should be made in January of each year in conjunction with the determination of any bonus that may be awarded to executive officers for performance in the prior fiscal year.

The annual bonus potential of the Company’s Chief Executive Officer is provided for in his employment agreement with the Company and is based on his performance and that of the Company, and the achievement of certain goals established for each year. In addition, his employment agreement entitles the Chief Executive Officer to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified stock options.

The Compensation Committee applied the above considerations in determining the 2001 compensation for the Company’s Chief Executive Officer, Mr. Terry S. Jacobs. In accordance with the terms of his employment agreement, which provide for an increase in base salary each year in the discretion of the Board of Directors, Mr. Jacob’s base salary was increased from $280,000 in 2000 to $320,000 in 2001. The Compensation Committee believed that such increase was merited given the Company’s continuing growth and successful completion of its initial public offering in January 2000.

In January 2002, the Compensation Committee also awarded Mr. Jacobs a performance bonus of $96,000 for his performance in 2001. The 2001 bonus represents a decrease from the $134,616 bonus that was awarded to Mr. Jacobs in 2001 relating to his performance in 2000. For fiscal year 2001, the Company did not meet its financial performance objectives and, therefore, no bonus was payable on that basis. However, the Compensation Committee believed that Mr. Jacobs’ performance in 2001 merited bonus compensation for his individual performance. The Compensation Committee favorably viewed the role of the Chief Executive Officer in the Company’s significant progress, achievements and accomplishments in acquisitions, operations, capitalization, finance and building the necessary infrastructure to complete the Company’s transition from a small early stage development company to a company capable of achieving rapid and successful growth.

The Compensation Committee further determined that a higher than normal portion of the 2001 bonus payable to Mr. Jacobs should be paid in equity, rather than cash. This determination is based on the Compensation Committee’s view that the Chief Executive Officer’s favorable performance in 2001 largely served to position the Company for future growth and increased stockholder value. Accordingly, the value of the bonus paid to Mr. Jacobs should be more directly tied to the ability of the Company to realize the benefits of those efforts in future years. At management’s request, the Compensation Committee also considered that the Company would be better served in the short term by preserving additional cash to utilize in financing the Company’s growth. Therefore, the Compensation Committee determined that the 2001 bonus to Mr. Jacobs, as well as the Company’s other three executive officers, would be paid 40% in cash and 60% in Company common stock. As described in more detail in the proxy statement under the heading “PROPOSAL 3—APPROVAL OF THE REGENT COMMUNICATIONS, INC. SENIOR MANAGEMENT BONUS PLAN,” the common stock portion of the bonus for 2001 has been paid in the form of phantom stock units that can be converted into shares of common stock (if Proposal 3 is approved by the stockholders at the Annual Meeting) or cash, at the election of the Compensation Committee, on January 30, 2003.

In May 2001, the Compensation Committee awarded Mr. Jacobs stock options to acquire 125,000 shares of Company common stock. This award is consistent with the Compensation Committee’s belief that the financial interests of the Chief Executive Officer, and other executive officers, should be increasing related to their ability to increase value for all of the Company’s stockholders. The size of the award was based on the Compensation Committee’s determination that Mr. Jacobs’ performance in 2000 warranted a sizeable stock option grant.

2001 Compensation Committee Members:	John H. Wyant
Richard H. Patterson
William P. Sutter, Jr.

Employment Agreements

The Company has employment agreements with Terry S. Jacobs and William L. Stakelin, under which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent, each for an initial term commencing March 1, 2001 and ending February 29, 2004. Thereafter, the agreements will extend for additional three-year periods unless either party gives 60 days notice of its intent to terminate. Under their employment agreements, Mr. Jacobs is entitled to a base salary of $320,000 and Mr. Stakelin is entitled to a base salary of $290,000, which amounts are subject each 12-month period to an increase, in the discretion of the Board of Directors, and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs.

Jacobs and Stakelin to receive discretionary annual bonuses. These bonuses, if any, will be determined by the Board of Directors of Regent and are based on performance of the employee and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified options to purchase common stock of the Company. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive use of an automobile, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees.

Messrs. Jacobs and Stakelin may terminate their respective agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability or in the event of a termination by the Company without cause, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock owned by him at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the employee is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the employee is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

Joel M. Fairman, a director of the Company, was engaged by Regent as a consultant until June 15, 2001, under an agreement entered into by Mr. Fairman and the Company as part of the merger with Faircom Inc. in June 1998. Although he is no longer an employee of the Company, Mr. Fairman held the title of Vice Chairman of the Board of Directors as part of that agreement for the period of his consultancy, which ended on June 15, 2001. Mr. Fairman was paid $87,692 for his consulting services during 2001.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on Regent Communications’ common stock, The Nasdaq Stock Market (U.S.) Index and the S&P Broadcasting (Radio, TV, Cable) Index, adjusted for stock splits and dividends, for the period from January 25, 2000, the first day of trading of Regent Communications’ common stock, through December 31, 2001. The data set forth below assumes $100 was invested in Regent Communications’ common stock on January 25, 2000 and in each Index on December 31, 1999, with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis with the exception of one Form 4 reporting one transaction, which was subsequently reported on a Form 5 filed by Joel M. Fairman.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 29, 2002, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “Executive Compensation,” and (iv) all executive officers and directors of the Company, as a group.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(a)		Percent of Class(a)

Blue Chip Venture Company, Ltd.	3,246,356	(b)	9.01%

Waller-Sutton Media Partners, L.P.	3,141,554	(c)	8.57%

WPG Corporate Development Associates V, L.L.C. and affiliated fund	2,975,452	(d)	8.23%

John Hancock Advisers, LLC.	2,638,250	(e)	7.32%

T. Rowe Price Associates, Inc.	2,452,500	(f)	6.81%

Palisade Capital Management, LLC	2,158,300	(g)	5.99%

Mesirow Capital Partners VII	1,818,181	(h)	5.05%

Dimensional Fund Advisors, Inc.	1,808,250	(i)	5.02%

Terry S. Jacobs	1,094,019	(j)	2.99%

William L. Stakelin	749,102	(k)	2.05%

Joel M. Fairman	410,000	(l)	1.13%

John H. Wyant	3,281,356	(b)(m)	9.10%

William H. Ingram	3,276,554	(c)(n)	8.92%

Richard H. Patterson	3,166,554	(c)(o)	8.63%

Kenneth J. Hanau	2,995,452	(d)(p)	8.31%

R. Glen Mayfield	93,236	(q)	*

William P. Sutter, Jr.	39,000	(r)	*

Fred L. Murr	50,475	(s)	*

Anthony A. Vasconcellos	51,395	(t)	*

All executive officers and directors as a group (10 persons)	12,065,589	(u)	31.38%

*	Less than 1%.
(a)
The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall voting power of any other person. In other words, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants. Calculation of percentage ownership is based upon a total of 36,027,323 shares of common stock currently outstanding.

(b)
Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund II Limited Partnership (“Blue Chip II”); (B) 300,479 shares held by Miami Valley Venture Fund L.P. (“Miami Valley”); and (C) 563,636 shares held by Blue Chip Capital Fund III Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(c)
Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company’s common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, Suite 3300, New York, New York 10020. Mr. Patterson’s address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(d)
Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. (“WPG V”) and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. (“WPG Overseas”); and (B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. are the sole general partners of WPG (Overseas). WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. have indicated that they share voting and dispositive power over the indicated shares held by WPG (Overseas). Kenneth J. Hanau, a director of the Company, is a beneficial owner of both WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. WPGPE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPGPE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hanau is a member and beneficial owner of WPGPE Fund Advisor II, L.L.C. Mr. Hanau exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities except to the extent of his pecuniary interest in such funds. The address of these entities and Mr. Hanau is One New York Plaza, New York, New York 10004.

(e)
The address of John Hancock Advisers, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199. This information is based on a Schedule 13G filed February 11, 2002 by John Hancock Advisors with the SEC.

(f)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G filed February 22, 2002 by T. Rowe Price with the SEC and includes 1,900,000 shares owned by T. Rowe Price New Horizons Fund, Inc.

(g)	The address of Palisade Capital Management, LLC is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024. This information is based on a Schedule 13G filed February 1, 2002 by Palisade with the SEC.
(h)
The address of Mesirow Capital Partners VII is 350 N. Clark, Chicago, Illinois 60610. This information is based on a Schedule 13G filed February 14, 2001 by Mesirow with the SEC. On April 4, 2002, Mesirow informed us that it now owns 1,225,881 shares (3.49%) of our total shares outstanding.

(i)
The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors possesses voting and/or investment power over 1,808,250 shares of the Company’s common stock, but disclaims beneficial ownership of such securities. This information is based on a Schedule 13G filed February 12, 2002 by Dimensional with the SEC.

(j)
Represents (A) 485,686 shares held by Mr. Jacobs individually (including shares held for his account in the Company’s 401(k) plan); (B) 4,000 shares held by JFP Holdings, Ltd. (“JFP Holdings”); and (C) options exercisable within 60 days for up to 604,333 shares of the Company’s common stock. Mr. Jacobs, a member of JFP Holdings, exercises shared voting and investment powers with respect to the securities beneficially owned by JFP Holdings, but disclaims beneficial ownership of those securities.

(k)
Represents (A) 148,769 shares held by Mr. Stakelin individually (including shares held for his account in the Company’s 401(k) plan); (B) 500 shares owned by Mr. Stakelin’s minor son and 500 shares owned by Mr. Stakelin’s minor daughter; and (C) options exercisable within 60 days for up to 599,333 shares of the Company’s common stock.

(l)	Represents 214,805 shares held by Mr. Fairman and options exercisable within 60 days for up to 195,195 shares of the Company’s common stock Mr. Fairman will receive upon exercise of such options.
(m)	Includes 10,000 shares held by John H. Wyant individually and options exercisable within 60 days for up to 25,000 shares of the Company’s common stock. See also Note (b) above.
(n)
Includes: (A) 100,000 shares and warrants currently exercisable for 10,000 shares of the Company’s common stock held by Mr. Ingram, a director of the Company, and (B) options exercisable within 60 days for up to 25,000 shares of the Company’s common stock. See also Note (c) above.

(o)
Includes options exercisable within 60 days for up to 25,000 shares of the Company’s common stock. Mr. Patterson also has a pecuniary interest in WPG Corporate Development Associates V, L.L.C. See also notes (c) and (d) above.

(p)	Includes options exercisable within 60 days for up to 20,000 shares of the Company’s common stock. See also note (d) above.
(q)
Includes: (A) 37,230 shares held by River Cities Capital Fund Limited Partnership; (B) 20,189 shares held by a trust of which Mr. Mayfield is the trustee and sole beneficiary; (C) 664 shares held by Mayson, Inc.; (D) 5,153 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mr. Mayfield, and (E) options exercisable within 60 days for up to 30,000 shares of the Company’s common stock. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises shared voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(r)
Includes: (A) 17,000 shares held by William P. Sutter, Jr., a director of the Company, individually and 2,000 shares held by Mr. Sutter’s two minor children, and (B) options exercisable within 60 days for up to 20,000 shares of the Company’s common stock.

(s)
Represents: (A) 5,475 shares held by Mr. Murr (including shares held for his account in the Company’s 401(k) plan); and (B) options exercisable within 60 days for up to 45,000 shares of the Company’s common stock.

(t)
Represents: (A) 6,395 shares held by Mr. Vasconcellos (including shares held for his account in the Company’s 401(k) plan); and (B) options exercisable within 60 days for up to 45,000 shares of the Company’s common stock.

(u)	See Notes (b), (c), (d), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s) and (t) above.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the Audit Committee members are independent directors, as defined under Nasdaq rules. During the current year, the Audit Committee met five times. Three of those meetings were scheduled at the appropriate quarterly intervals so that the Audit Committee could discuss the interim financial information contained in each quarterly Form 10-Q filing with the Chief Financial Officer and independent auditors prior to its public filing.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.

2001 Audit Committee Members:	R. Glen Mayfield
William H. Ingram
Kenneth J. Hanau

INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accounting firm of PricewaterhouseCoopers LLP (the “Auditors”) was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2001. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee recommended that the Auditors be retained as Regent’s principal accounting firm for 2002, and the Board of Directors approved the appointment of the Auditors on March 18, 2002.

Principal Accounting Firm Fees

Under recently adopted SEC regulations, the Audit Committee is required to review fees for audit and non-audit services billed by the Auditors and discuss with the Auditors the question of whether the performance of non-audit services impairs their ability to remain independent. Following are the total fees billed to the Company in 2001 for services rendered by the Auditors.

Audit Fees for the Calendar Year 2001 Audit	$160,500
Financial Information Systems Design and Implementation Fees	0
All Other Fees:
Audit Fees Related to Acquisitions	94,500
Tax Services	74,200
Miscellaneous Fees	27,200

Total	$356,400

The Audit Committee of the Board of Directors has determined that the accounting advice and tax services provided by the Auditors are compatible with maintaining the Auditor’s independence.

STOCKHOLDER PROPOSALS FOR 2003
ANNUAL MEETING

Stockholders may submit proposals to be voted on at the 2003 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2003 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2003 Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than December 13, 2002, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

OTHER MATTERS

At the Annual Meeting it is intended that the election of directors, the proposed adoption of the Regent Communications, Inc. Employee Stock Purchase Plan attached hereto as Annex 1 and the proposed adoption of the Regent Communications, Inc. Senior Management Bonus Plan attached hereto as Annex 2, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters which may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy card intend to exercise the proxies granted to them and to vote according to their best judgment.

You are urged to complete, sign, date and return your proxy card promptly to make certain that your shares will be voted at the 2002 Annual Meeting. For your convenience in returning the proxy card, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

A copy of Regent’s annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to stockholders upon request. Requests should be addressed to Ms. Christina Tenhundfeld, Assistant Secretary, at the Company’s offices, 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011. The Form 10-K includes certain listed exhibits which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By	Order of the Board of Directors:

Wi	lliam L. Stakelin
President and Secretary

ANNEX 1

REGENT COMMUNICATIONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective January 1, 2002

ARTICLE 1.

PURPOSE

The Regent Communications, Inc. Employee Stock Purchase Plan is intended to provide an incentive to eligible employees of Regent Communications, Inc. (the “Company”) and affiliated companies to have a greater interest in the company’s growth by providing them with the opportunity to purchase shares of the Company’s common stock at a favorable price by means of payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

ARTICLE 2.

DEFINITIONS

Whenever used in the Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context:

Administrator means the person or persons appointed by the Committee to administer the Plan in accordance with Article 3.

Base Pay means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursements of expenses and other additional compensation; provided, however, Base Pay for employees who only receive sales commissions means sales commissions for the previous most recent period.

Board or Board of Directors means the Board of Directors of the Company.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan.

Company means Regent Communications, Inc., or any successor corporation.

Compensation means a Participant’s wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:

(a)
including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of a Participant under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code; and

(b)	excluding reimbursements or other expense allowances, severance pay, and welfare benefits.

Discount Value means that value, expressed as a percentage of Fair Market Value, as is determined from time to time by the Committee for a particular Offering which shall be set in advance of such Offering and shall be communicated to the Employees of Employer sufficiently before such Offering in order to allow Participants and other Employees to file payroll deduction authorizations for such Offering with the Employer as set forth in Section 5.01; provided, however, that the Discount Value shall initially be set at ninety percent (90%) and shall not be subsequently set below eighty-five percent (85%) or above ninety percent (90%).

Employee means any individual employed by an Employer.

Employer means the Company and each Subsidiary designated by the Board of Directors as a participating employer in the Plan.

Fair Market Value means the fair market value of the Stock as determined pursuant to Section 3.03 of the Plan.

Offering means an offering of Stock for purchase under the Plan pursuant to Article 6 of the Plan.

Participant means any eligible employee who has elected to participate in an Offering under the Plan.

Payroll Period means the period for which Compensation is paid to an Employee in accordance with an Employer’s customary payroll practices.

Plan means the Regent Communications, Inc. Employee Stock Purchase Plan, as hereinafter amended from time to time.

Stock means the Common Stock of the Company, par value $.01 per share.

Subsidiary means any corporation, limited liability company or other entity which has elected under the Code to be taxed as a corporation and in which the Company owns, directly or indirectly, stock or other equity interests possessing 50 percent or more of the total combined voting power of all classes of stock or other equity interests of such entity. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Company.

ARTICLE 3.

GENERAL RULES

3.01    COMMITTEE

(a)    The Plan shall be administered by the Committee. The Committee shall consist of at least two directors of the Company appointed by the Board, none of whom shall be eligible to participate in the Plan.

(b)    All members of the Committee shall be (i) “non-employee directors” within the meaning of Rule  16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and as such Rule is in effect, and (ii) “outside directors” within the meaning of Section 162(m) of the Code and any applicable regulations. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board.

(c)    The Committee shall have full authority and power, in its absolute discretion, to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

(i)  to interpret the terms and provisions of the Plan, including but not limited to the power to construe ambiguities and omissions;

(ii)  to adopt, amend and repeal such rules, regulations, agreements and instruments for implementing and administering the Plan as the Committee shall deem necessary or advisable; and

(iii)  to make all other determinations, including factual determinations, and take all other action necessary or advisable for the implementation and administration of the Plan, including but not limited to setting the Discount Value.

(d)    The Committee may delegate such of its administrative duties to such other persons as it deems appropriate in connection with administering the Plan.

(e)    All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons who have an interest under the Plan.

(f)    The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee. The Committee may adopt such rules for the conduct of its affairs as it deems appropriate.

(g)    The members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle it on his or her own behalf.

3.02    NUMBER OF SHARES SUBJECT TO PLAN

(a)    The total number of shares of Stock that may be purchased in Offerings under the Plan shall not exceed, in the aggregate, 500,000 shares of Stock (subject to adjustment as set forth below).

(b)    Stock available for Offerings may be authorized and unissued shares, treasury shares, or shares previously issued and reacquired by the Company through purchases on the open market or otherwise. Any shares for which an Offering to purchase expires or is terminated or canceled may again be made subject to Offerings under the Plan.

(c)    If the number of shares of Stock outstanding is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or dividend payable in shares of Stock, or if any other similar corporate transaction or event affects the Stock such that an adjustment is determined, by the Committee in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the number of shares that may be purchased in Offerings under this Plan, or any potential increase thereto, shall be increased or decreased proportionately, as the case may be, and the Committee shall make the appropriate adjustment in the number and kind and price of shares subject to Offerings then outstanding and unexercised.

3.03    DETERMINATION OF FAIR MARKET VALUE

For purposes of this Plan, the Fair Market Value of the Stock as of any given date, shall be equal to the last quoted sales price of the Stock on such date, or if no sales price is available for such date, the average of the reported high bid and low asked prices regular way for such date, on the Nasdaq National Market and if the Stock is not then listed on the Nasdaq National Market, then on (a) the New York Stock Exchange, or (b) if the Stock is not listed or admitted to trading on such exchange, on the principal national stock exchange on which the stock is then listed or admitted to trading, or (c) if not listed or admitted to trading on any national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”). If the Stock is not then listed on any national stock exchange or reported by NASDAQ (or if no current bid and asked price is available), then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

3.04    EFFECTIVE DATE

The Plan is effective January 1, 2002, provided that the Plan is approved and adopted by the holders of a majority of the shares of outstanding stock of the Company entitled to vote thereon at the first annual meeting of the Company’s shareholders held after such date. If the Plan is not so approved and adopted by the shareholders of the Company as specified herein, the Plan shall be null and void and all payroll deduction funds in each Participant’s account shall be returned to such Participant.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.01    ELIGIBLE EMPLOYEES

Subject to Section 4.02, each Employee whose customary employment is expected to be more than twenty (20) hours per week and more than five (5) months per calendar year will be eligible to participate in Offerings which commence after the date on which he or she meets these requirements, provided that such Employee submits the payroll deduction authorization required under Section 5.01 on or prior to the election deadline applicable to such Offering.

4.02    RESTRICTIONS ON PARTICIPATION

Notwithstanding any provisions of this Plan to the contrary, an Employee shall not participate in an Offering if either:

(a)    prior to the Offering, the employee owns stock, and/or holds outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; or

(b)    immediately after purchasing Stock in such Offering, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

For purposes of this section, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee.

4.03    PARTICIPATION IN OFFERING

An Employee may elect to participate in an Offering only by filing a completed payroll deduction election prior to the Offering commencement date. Such election shall be made in accordance with the requirements of Article 5.

4.04    TERMINATION OF PARTICIPATION

(a)    An individual will cease to be a Participant in an Offering on the earliest to occur of the following events:

(i)  the date on which he or she ceases to be eligible to participate under Section 4.01;

(ii)  the date on which the individual terminates employment with an Employer for any reason other than death;

(iii)  the date on which the Employee withdraws his or her payroll deductions as provided in Article 7.

(b)    In the event that an individual ceases to be a Participant, the withdrawal provisions described in Article 7 shall apply.

ARTICLE 5.

PAYROLL DEDUCTIONS

5.01    AUTHORIZATION TO MAKE PAYROLL DEDUCTIONS

(a)    Each Employee who elects to participate in an Offering shall agree to have deductions made by the Employer from his or her Compensation by filing a payroll deduction authorization with the Employer on or before the election date specified by the Administrator for the Offering.

(b)    A Participant’s payroll deduction authorization with respect to an Offering shall be effective from the first day of the first Payroll Period ending during an Offering period until the last day of the last Payroll Period ending during the Offering period unless the Participant withdraws from the Offering in accordance with Article 7.

(c)    Unless and until a Participant elects otherwise by filing a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for such subsequent Offering period, a Participant’s payroll deduction election for an Offering period will remain in effect for each subsequent Offering period unless the Committee has set a Discount Value for such subsequent Offering period that is different from the Discount Value set for the most recent Offering period, in which case each Participant must file a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for such subsequent Offering period. If a Participant does not file a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for a subsequent Offering which has a different Discount Value than that set for the most recent Offering, such Participant shall be deemed, for purposes of Section 6.05, to have elected to not participate in such subsequent Offering.

5.02    AMOUNT OF PAYROLL DEDUCTION

A Participant may elect to have deductions made from his or her Compensation in an amount equal to a whole percentage of his or her Compensation from 1 percent (1%) to 10 percent (10%), or such other percentage as may be established by the Administrator.

5.03    CHANGE OF PAYROLL DEDUCTIONS DURING OFFERING PERIOD

(a)    Subject to paragraphs (b) and (c) below, a Participant may not increase or decrease his or her payroll deductions during an Offering period.

(b)    A Participant may elect to discontinue his or her payroll deductions and withdraw from an Offering by following the procedures set forth in Section 7.01.

(c)    The Administrator in its sole discretion may, at any time and with or without notice, permit a Participant to change his or her election if it determines that such change or revocation is justified by individual circumstances.

5.04    DEDUCTIONS DURING APPROVED LEAVE OF ABSENCE

An Employee who continues to be a Participant during an approved leave of absence may elect to authorize the Employer to make deductions from payments to be made by the Employer to the Participant during such leave of absence, if any.

5.05    PARTICIPANT’S ACCOUNT

(a)    Amounts equal to payroll deductions made pursuant to a Participant’s election under this Article 5 for an Offering period shall be credited, on the last day of a Payroll Period, to a bookkeeping account established by the Administrator under the Plan.

(b)    The bookkeeping account shall be debited with:

(i)  amounts used to purchase Stock pursuant to Section 6.04; and

(ii)  payments made pursuant to Article 7.

ARTICLE 6.

OFFERING AND PURCHASE OF STOCK

6.01    OFFERING PERIOD

Offerings to purchase Stock under the Plan will be made during each of the following periods:

(a)    The first Offering period will commence on January 1, 2002 and will end on June 30, 2002.

(b)    Thereafter, an Offering period will commence each July 1 and January 1; and end on the next following December 31 and June 30, respectively.

6.02    PURCHASE PRICE

The purchase price of Stock for an Offering shall be equal to the Discount Value multiplied by the lesser of: (a) the Fair Market Value on the last day of the Offering period; and (b) the Fair Market Value on the first day of the Offering period.

6.03    AUTOMATIC EXERCISE

Unless a Participant elects to withdraw from an Offering prior to the close of an Offering period in accordance with the provisions of Article 7, a Participant’s election to purchase Stock shall be exercised automatically on the last day of the Offering period.

6.04    NUMBER OF SHARES PURCHASED UPON EXERCISE

(a)    Subject to paragraphs (b), (c) and (d) below, the number of whole shares of Stock purchased by a Participant upon exercise shall be equal to: (i) the balance of the Participant’s account as of the last day of the Offering period (ii) divided by the purchase price per share of Stock determined pursuant to Section 6.02.

(b)    Notwithstanding any provision of the Plan to the contrary, a Participant shall not have the right to purchase stock under this Plan and all other employee stock purchase plans of the Company and any of its Subsidiaries in excess of $25,000 of Fair Market Value of the Stock (determined at the time such Offering) for each calendar year in which such right to purchase Stock is outstanding. Any right to purchase Stock under this Plan shall be deemed to be modified to the extent necessary to satisfy the limitations of this paragraph.

(c)    In the event that the total number of shares which are exercised for purchase for an Offering exceeds the maximum number of shares available under the Plan for such Offering, the Administrator shall make a pro rata allocation of the shares available for delivery and distribution in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(d)    Notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Stock that a Participant may purchase in an Offering shall be that number of shares of Stock determined by dividing (i) 10 percent (10%) of such Participant’s Base Pay for the Offering period, by (ii) the Fair Market Value on the first day of the Offering period.

6.05    CARRY FORWARD OF UNUSED BALANCE OF PARTICIPANT’S ACCOUNT

Any balance remaining in a Participant’s account after the purchase of Stock at the end of any Offering period shall be carried forward and applied to the next Offering, unless such Participant elects to not participate in such Offering in which case the balance remaining in such Participant’s account shall be paid to such Participant.

6.06    DELIVERY OF STOCK

The Company shall cause the Stock purchased in an Offering to be delivered to a Participant by the electronic crediting of ownership of such Stock to a brokerage account held in the Participant’s name. Such delivery shall be made as soon as administratively practicable following the close of each Offering period. Participants will be able to obtain and hold certificates evidencing ownership of their Stock by contacting the administrator of their brokerage account.

6.07    RESTRICTIONS ON STOCK

All shares of Stock or other securities delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

ARTICLE 7.

WITHDRAWAL FROM OFFERING

7.01    VOLUNTARY WITHDRAWAL PRIOR TO CLOSE OF OFFERING

(a)    A Participant may withdraw from an Offering by providing notice of withdrawal to the Administrator in the form and manner and within the time period determined by the Administrator. A Participant who has not terminated their employment but ceases for any reason to receive a regular payroll check from the Employer (including during an approved leave of absence), shall be deemed, for purposes of the Plan, to have withdrawn from the Offering as of the first day immediately following the last day of the last Payroll Period for which such Participant will receive a regular payroll check.

(b)    Upon receipt of a notice of withdrawal, the Employer shall cease making payroll deductions from the Participant’s Compensation and shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

(c)    A Participant who withdraws from an Offering may not again participate in that Offering.

(d)    A Participant’s withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan adopted by the Company or any of its Subsidiaries.

7.02    TERMINATION OF EMPLOYMENT

In the event that a Participant’s employment is terminated for any reason other than death prior to the close of an Offering, the Participant will be deemed to have withdrawn from the Offering and the Employer shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

7.03    TERMINATION OF EMPLOYMENT DUE TO DEATH

(a)    In the event that Participant’s employment is terminated because of his or her death prior to the close of an Offering, his beneficiary shall have the right to elect:

(i)  to withdraw from the Offering and receive payment of the amount credited to the Participant’s accounts, or

(ii)  to continue to participate in the Offering and purchase shares with the amount credited to the Participant’s account as of the date of the death.

(b)    Such election shall be made by filing written notice in the form and manner determined by the Administrator prior to the earlier of the applicable deadline for withdrawal set forth in Section 7.01 or the expiration of a period of sixty (60) days commencing with the Participant’s date of death.

(c)    In the event that proper notice is not timely received, the beneficiary shall automatically be deemed to have elected to continue to participate in the Offering.

7.04    PAYMENT OF INTEREST

No interest shall be paid on any and all amounts which are paid to or for the benefit of a Participant pursuant to the provisions of this Article 7.

ARTICLE 8.

AMENDMENT AND TERMINATION

The Board of Directors or the Committee may amend, modify, or terminate the Plan; provided, however, that no such action of the Board or the Committee, without approval of the stockholders of the Company, may (a) increase the total amount of Stock which may be offered under the Plan (except for adjustments resulting from a change in capitalization of the Company as described above), (b) withdraw the administration of the Plan from the Committee, (c) permit any person, while a member of the Committee, to be eligible to participate in the Plan, (d) change the class of persons eligible to participate in the Plan, or (e) modify the Plan in such a way as would require shareholder approval under any applicable law, the Code, the insider trading rules of Section 16 of the Exchange Act, the rules or regulations of any national securities exchange or system on which the Stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Upon termination of the Plan, the balance of each Participant’s account shall be promptly paid to such Participant.

ARTICLE 9.

MISCELLANEOUS PROVISIONS

9.01    DESIGNATION OF BENEFICIARY

A Participant may file a written designation of a beneficiary who is to receive any stock and/or cash in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him or her under the Plan, the Administrator shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such

Participant’s death, the Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator, in his or its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Administrator may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

9.02    NON-TRANSFERABILITY

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an election to purchase stock under the Plan may be assigned, transferred, pledge, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such as an election to withdraw from an Offering in accordance with Section 7.01

Any rights with respect to a Participant’s account and any election rights granted under the Plan existing after the Participant dies are exercisable by the Participant’s designated beneficiary or, if there is no designated beneficiary, by the Participant’s legal representative.

9.03    USE OF FUNDS

All such deductions received or held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such payroll deductions.

9.04    PARTICIPANT’S INTEREST IN STOCK

A Participant will have no right as a holder of and no interest in Stock covered by his or her election until such purchase has been completed in accordance with Article 6 hereof.

9.05    NO INTEREST PAYABLE

No interest will be paid on any money paid in to the Plan or credited to any Participant’s account.

9.06    NO EFFECT ON EMPLOYMENT RIGHTS

Nothing in this Plan or in any election made under it shall confer on any employee any right to continue in the employ of the Company or its Subsidiaries or limit in any manner or to any extent the right of the Company or its Subsidiaries to terminate the employment of any employee at any time.

9.07    GOVERNING LAW

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

9.08    WITHHOLDING TAXES

The Company shall have the right to require Participants to satisfy any liability for any federal, state or local income, or other withholding taxes as a prerequisite to the Company’s obligation to deliver shares or securities of the Company.

ANNEX 2

THE REGENT COMMUNICATIONS, INC.

SENIOR MANAGEMENT BONUS PLAN

Regent Communications, Inc. (the “Company”) has, by appropriate resolution of its Board of Directors (the “Board”), adopted the following Senior Management Bonus Plan (the “Plan”) to be effective upon the first day of January, 2002, subject to its approval by the Company’s shareholders.

1.    Purpose.    The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentive bonuses to members of the Company’s senior management team that will link their personal interests to the long-term financial success of the Company and its subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

2.    Eligibility.    Participation in the Plan shall be limited to the Company’s executive officers and other key managerial personnel of the Company or of the Company’s subsidiaries. The Company’s Compensation Committee (the “Committee”) will from time to time determine the employees who may participate in this Plan and the extent to which such persons may participate.

3.    Bonuses that may be awarded under the Plan.    Subject to Section 10, the Committee may, in its sole discretion, and subject to the terms of the Plan, grant an annual bonus to eligible employees in an amount as determined by the Committee (the “Bonus”).

4.    Payment of Bonus.    Payment of any Bonus shall be paid as follows:

4.1    Cash Portion.    Seventy percent (70%) (or such percentage as established by the Committee from year to year) of a participant’s Bonus for a calendar year shall be paid in cash to such participant as soon as administratively feasible after the end of such calendar year if such participant is employed with the Company, or any of the Company’s subsidiaries, on the last day of such calendar year.

4.2    Stock Portion.    Thirty percent (30%) (or such percentage as established by the Committee from year to year) of a participant’s Bonus for a calendar year shall be paid in the form of shares of the Company’s common stock to be issued to such participant as soon as administratively feasible after the end of such calendar year if such participant is employed with the Company, or any of the Company’s subsidiaries, on the last day of such calendar year; provided however, that the Committee may, in its discretion, determine that the stock portion of a participant’s Bonus shall be represented by a grant of phantom stock units having the terms and conditions as set forth in a grant letter from the Company to the participant.

4.3    Fair Market Value.    All shares of common stock and phantom stock units shall be valued at fair market value for all purposes of this Plan. As used herein, the “fair market value” of a share of Company common stock shall be the average of the high and low sales prices of a share of common stock on the Nasdaq National Market or other securities exchange, automated quotation system or other similar trading market which then constitutes the primary trading market for shares of Company common stock (the “Primary Exchange”), as of the applicable date.

5.    Shares Subject to the Plan.    Subject to adjustments provided in paragraph 6 hereof, the aggregate number of shares of common stock that may be awarded under the Plan shall not exceed 250,000. Such shares may consist, either in whole or in part, of the Company’s authorized but unissued common stock or shares of the Company’s authorized and issued common stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board.

6.    Adjustment of Shares Subject to the Plan.    In the event there is any change in the common stock of the Company subject to the Plan through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the number of shares of common stock available under the Plan shall be appropriately adjusted by the Board.

7.    Effect on Employment.    Nothing contained in this Plan shall give, or be construed as giving, to any participant the right to be retained in the employ of the Company or of any of the Company’s subsidiaries nor create any obligation on the part of the Company to continue the employment of any participant.

8.    Other Incentive Plans.    The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Company or its subsidiaries, whether or not such employees are eligible to participate in this Plan.

9.    No Rights Granted; Uniformity.    No person shall have any claim or right to any Bonus under this Plan or in any other plan contemplated or referred to herein. Neither the Company nor the Committee has any obligation to treat all participants uniformly and awards may vary with respect to each participant as the Company or the Committee deems appropriate in its sole discretion.

10.    Plan Administration.    This Plan shall be administered by the Committee, or if no Committee has been appointed by the Board, shall be administered by the Board. The Committee shall have full power to administer and interpret this Plan. In making any compensation decisions, the Committee shall be entitled to rely on opinions, reports, or statements of officers or employees of the Company and its subsidiaries and of counsel, public accountants and other professional or expert persons. Notwithstanding anything in this Plan to the contrary, the Committee may from time to time delegate authority to appropriate officers of the Company to make compensation decisions and awards with respect to eligible employees other than the Company’s executive officers. All actions of the Committee shall be subject to the approval of the Board. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its stockholders, employees, and participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

11.    Compliance with Law and Approval of Regulatory Bodies.    No shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with applicable federal and state securities laws, withholding tax requirements and the rules of all domestic stock exchanges and reporting systems on which the Company’s shares of common stock may be listed or reported, as the Committee, in its sole discretion, may deem necessary or advisable. Any share certificate issued to evidence shares of stock may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

12.    Rule 16b-3 Requirements.    Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Bonus as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Securities and Exchange Act of 1934.

13.    Withholding Taxes.    The Company shall have the right to require a payment from a participant to cover applicable withholding taxes. If permitted by the Committee, a participant may make a written election to have shares of stock withheld from the shares otherwise to be received and applied by the Company to the payment of applicable taxes relative to the granting of the Bonus. The number of shares so withheld shall have an aggregate fair market value, as determined by the Committee, sufficient to satisfy the applicable withholding taxes.

14.    Duration of Plan, Amendment, Modification and Termination.    The Plan commences January 1, 2002, subject to its approval by the Company’s shareholders and shall continue until terminated by the Board. At any time and from time to time, the Board may terminate, amend, or modify the Plan. No termination, amendment or modification of the Plan shall in any manner adversely affect any Bonus theretofore granted under the Plan, without the written consent of the participant.

15.    Notices.    All notices given, made, delivered, or transmitted to a participant by the Company shall be deemed duly given when mailed first class mail, postage prepaid, and addressed to the participant at the address last appearing on the records of the Company. A participant may change the address as shown on the records of the Company by giving written notice thereof to the Company.

16.    Governing Law.    The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

ANNEX 3

REGENT COMMUNICATIONS, INC.
AUDIT COMMITTEE CHARTER
MAY 2000

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s external auditors.

The members of the Audit Committee shall meet the independence and experience requirements by the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman of the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.
Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board make appropriate action to satisfy itself of the independence of the auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

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12.	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

13.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

15.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

16.
Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17.	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations.

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PROXY

REGENT COMMUNICATIONS, INC. Annual Meeting of Stockholders, May 16, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Terry S. Jacobs, William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Blvd., 19th Floor, Covington, Kentucky, on May 16, 2002 at 10:00 a.m., local time, and at any adjournments thereof, and hereby revokes any and all proxies heretofore given.

I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1.	Election of Directors.

	Joel M. Fairman	Kenneth J. Hanau	William H. Ingram	Terry S. Jacobs
	R. Glen Mayfield	Richard H. Patterson	William L. Stakelin	William P. Sutter, Jr.
John H. Wyant

Mark only one:

☐	VOTE FOR all nominees except those whose names are written in the space provided below (if any):

☐	VOTE WITHHELD on all nominees.

2.	Proposal to approve the adoption of the Regent Communications, Inc. Employee Stock Purchase Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to approve the adoption of the Regent Communications, Inc. Senior Management Bonus Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournments thereof.

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, “FOR” THE PROPOSALS SET FORTH IN PARAGRAPHS 2 AND 3 ON THE REVERSE SIDE HEREOF AND, IN THE PROXYHOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Please date, sign and promptly return in the accompanying envelope.

☐	I plan to attend the Annual Meeting.

Date: , 2002 Signature of Stockholder (Title) Signature of Stockholder (Title)

Your signature to this Proxy should be exactly as the name imprinted above. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.